EXHIBIT 10.1

BURLINGTON RESOURCES INC.

2005 PERFORMANCE SHARE

UNIT PLAN

Effective January 1, 2005
TABLE OF CONTENTS

Page

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1. Establishment
1.2. Purpose

ARTICLE 2

DEFINITIONS

2.1. Definitions

ARTICLE 3

ADMINISTRATION

3.1. Committees

ARTICLE 4

PARTICIPANTS

4.1. Participants

ARTICLE 5

PERFORMANCE SHARE UNITS AVAILABLE FOR THE PLAN

5.1. Performance Share Units
5.2. Recapitalization

ARTICLE 6

GRANT OF PERFORMANCE SHARE UNITS AND PERFORMANCE OBJECTIVES

6.1. 6.2. 6.3. 6.4. 6.5.	Grants of Units Performance Objectives Vesting Schedule. Adjustment by Plan Administrator Notice to Participants

ARTICLE 7

PAYMENT OF VESTED PERFORMANCE SHARE UNITS

7.1. Entitlement to Payment
7.2. Acceleration of Payment Due to Change in Control

ARTICLE 8

GENERAL PROVISIONS

8.1. 8.2. 8.3. 8.4. 8.5. 8.6. 8.7. 8.8. 8.9. 8.10. 8.11. 8.12. 8.13.	Unfunded Obligation
Other Benefits
Beneficiary
Withholding of Taxes
Nonassignment
No Right to Continued Employment or Future Grants
Leaves of Absence
Transfers
Shareholder Rights
Termination and Amendment
Applicable Law
Compliance with Securities Laws
Compliance with Section 409A of the Code

BURLINGTON RESOURCES INC.
2005 PERFORMANCE SHARE UNIT PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1. Establishment. Burlington Resources Inc. (the “Company”) hereby establishes the Burlington Resources Inc. 2005 Performance Share Unit Plan (“Plan”) effective as of January 1, 2005.

1.2. Purpose. The purpose of this Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract and retain executives in the employ of the Company and its subsidiaries and to deliver pay commensurate with the Company’s performance, as measured by strategic, operating and financial objectives, and to align the efforts of the Company’s executives to the long term interests of the Company’s stockholders.

ARTICLE 2

DEFINITIONS

2.1. Definitions. When used in this Plan, the following terms shall have the respective meanings set forth below unless the context clearly indicates otherwise:

(a) Beneficiary. The person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant’s death.

(b) Board. The Board of Directors of the Company.

(c) Change in Control. As used in this Plan, the term “Change in Control” shall have the same meaning as set forth in the Company’s Executive Change in Control Severance Plan, as it may be amended from time to time.

(d) Code. The Internal Revenue Code of 1986, as amended.

(e) Common Stock. The common stock of the Company, par value $.01 per share, or such other classes of share or other securities as may be applicable pursuant to the provisions of Section 5.2.

(f) Company. Burlington Resources Inc.

(g) Compensation Committee. The committee of the Board appointed and/or authorized by the Board to administer the Plan.

(h) Exchange Act. The Securities Exchange Act of 1934, as amended.

(i) Fair Market Value. As determined with respect to a Performance Share Unit Fair Market Value shall mean the average of the closing prices of the Common Stock during the twenty (20) business days immediately preceding and including the Valuation Date, as reported in the NYSE-Composite Transactions by Barron’s or The Wall Street Journal for such days. Notwithstanding the foregoing, Fair Market Value on the date of a Change in Control shall be equal to the greater of (i) the highest price per share of the Company’s Common Stock as reported in the NYSE-Composite Transactions by The Wall Street Journal during the 60-day period ending on the date of the Change in Control, or (ii) if the Change in Control is one described in clause (a) of Section 2.7 of the Company’s Executive Change in Control Severance Plan, the highest price per share paid for the Company’s Common Stock in connection with such Change in Control.

(j) Performance Cycle. That period commencing with January 1 of each year in which the grant of a Performance Share Unit is made and ending on December 31, 2008 or such other period as the Plan Administrator shall designate. The Plan Administrator, in its discretion, may initiate one or more overlapping Performance Cycles that begin before an existing Performance Cycle has ended.

(k) Performance Share Unit or Unit. The unit of award having an accounting value equal to the Fair Market Value of one share of Common Stock.

(l) Permanent Disability. A Participant shall be deemed to have become permanently disabled for purposes of this Plan if the Vice President Human Resources and Administration finds, upon the basis of medical evidence satisfactory to him or her, that the Participant (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under the Burlington Resources Inc. Long Term Disability Income Plan (or successor plan thereto).

(m) Plan Administrator. The Compensation Committee authorized pursuant to Section 3 to administer the Plan.

(n) Subsidiary. A corporation or other form of business association designated by the Compensation Committee and controlled, directly or indirectly, by the Company.

(o) Valuation Date. The date that is designated by the Plan Administrator for the purpose of determining the Fair Market Value of vested Units that will be paid to the Participant or Beneficiary; provided, however, with respect to a Change in Control, the Valuation Date shall be the date of the Change in Control.

ARTICLE 3

ADMINISTRATION

3.1. Plan Administrator. The Plan shall be administered by the Plan Administrator who has the responsibilities and duties specifically assigned to it herein.

With respect to grants made under the Plan to officers and directors of the Company who are subject to Section 16 of the Exchange Act, the Plan Administrator shall be constituted at all times solely of non-employee directors, as defined in the rules promulgated under Section 16(b) of the Exchange Act, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

The Plan Administrator shall have the ultimate responsibility for granting awards, determining the vesting and value of Units, and performing such other functions as are specifically assigned to it under the terms of the Plan. Notwithstanding anything herein to the contrary, the Plan Administrator shall have the full authority and power with respect to the Plan’s administration and operation with respect to all matters relating to compliance with Section 16(b).

ARTICLE 4

PARTICIPANTS

4.1. Participants. The Plan Administrator shall select the executives of the Company and its Subsidiaries who are eligible to receive Units under the Plan (the “Participants”). Participants, in general, will be limited to the Chairman of the Board, President, Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and other executives of the Company, and the chief executive officers and other senior executives of the Subsidiaries who have the principal responsibility for the management, direction and success of the Company as a whole or of a particular business unit thereof. Directors of the Company who are full-time executives of the Company or a Subsidiary shall be eligible to participate in the Plan. Participants may be selected at the beginning of, or during, a Performance Cycle at the discretion of the Plan Administrator.

ARTICLE 5

PERFORMANCE SHARE UNITS AVAILABLE FOR THE PLAN

5.1. Performance Share Units. Subject to Section 5.2, the number of Performance Share Units which may be granted under the Plan is initially set at 1,500,000 Units. If additional Units are needed under the Plan, after such initial number has been fully utilized, the Board shall authorize such additional Units as it shall determine to be appropriate for awards under the Plan. Units that have been granted and are fully vested or that still may become fully vested under the terms of the Plan shall reduce the number of outstanding Units that are available for use in making future grants under the Plan. Upon expiration or termination, in whole or in part, of nonvested Units at the end of a Performance Cycle or otherwise, such expired or terminated Units shall again be available for awards under the Plan.

5.2. Recapitalization. In the event of recapitalization, stock split, stock dividend, exchanges of shares, merger, reorganization, change in the corporate structure of the Company or similar event, the Plan Administrator may make appropriate adjustments in the number of Units authorized for the Plan and, with respect to outstanding Units, the Plan Administrator may make appropriate adjustments in the number of Units.

ARTICLE 6

GRANT OF PERFORMANCE SHARE UNITS

AND PERFORMANCE OBJECTIVES

6.1. Grants of Units. Units may be granted to the Participants in such number and at such times during the Performance Cycle as the Plan Administrator shall determine, taking into account the duties of the respective executives, their present and potential contributions to the success of the Company or its Subsidiaries, their compensation provided by other incentive plans, their salaries, and such other factors as the Plan Administrator shall deem appropriate. Normally, however, Units will be granted only at the beginning of each Performance Cycle except in cases where a prorated grant may be made in mid-cycle to a newly eligible Participant or a Participant whose job responsibilities have significantly changed during the cycle.

6.2. Performance Objectives. The Plan Administrator shall have the sole authority for deciding what measures of corporate performance (“Performance Targets”) are appropriate for (i) judging the success of the Company and its Subsidiaries in meeting their strategic objectives during the Performance Cycle and (ii) measuring the contribution of Participants toward such success. At the request of the Plan Administrator, the Company’s Chief Executive Officer shall submit recommendations to the Plan Administrator regarding applicable Performance Targets to be adopted for the Units to be awarded for each Performance Cycle, but such recommendations shall not be binding.

6.3. Vesting Schedule.

(a) Vesting. With respect to each Performance Cycle, the Plan Administrator shall adopt a vesting schedule which will permit a designated percentage of the Units granted at the beginning of that Performance Cycle to vest at the end of each of the years in the Performance Cycle. Vesting for each year in a Performance Cycle will depend upon vesting guidelines established by the Plan Administrator which reflect the Company’s performance in relation to the Performance Targets for the appropriate period of the Performance Cycle, provided that, to the extent permitted by applicable laws, the Plan Administrator may, in its discretion, alter the vesting guidelines in the event of unusual circumstances. The Plan Administrator may, to the extent permitted by applicable laws, in its discretion, carry over to the end of the Performance Cycle any Units that did not vest during the prior years of the Performance Cycle because of the Company’s performance in relation to the Performance Targets. The vesting schedule with respect to Participants who begin participation or receive an additional grant of Units during the Performance Cycle will be determined by the Plan Administrator at the time of grant.

(b) Determination of Performance. The annual performance rating resulting in vesting under Section 6.3(a) shall be determined by the Plan Administrator based on criteria selected by it such as relationships between actual and targeted results for Performance Targets, comparisons of relative performance by the Company and other companies chosen by the Plan Administrator, and such additional or alternative factors as the Plan Administrator may deem appropriate.

(c) Other Vesting Considerations. Becoming vested in a Unit means acquiring a nonforfeitable right to receive payment for that Unit. The time and manner of such payment shall be determined under the provisions of the Plan other than this Section 6.3. A Participant (or his or her Beneficiaries in the case of his or her death) who has retired, died, become Permanently Disabled, or who has terminated his or her employment prior to the end of a Performance Cycle, shall not be entitled to receive payment from the Company or its Subsidiaries for any Units which were not vested as of the time the Participant ceased active employment with the Company and its Subsidiaries.

(d) Change in Control. Notwithstanding the foregoing vesting provisions, upon a Change in Control, a Participant in the employ of the Company or a Subsidiary on the date of the Change in Control shall vest in a number of Units granted to the Participant for each Performance Cycle that had not ended prior to the date of the Change in Control equal to the difference, if any, between (i) the product of (A) the total number of Units originally granted to the Participant for such Performance Cycle multiplied by (B) a fraction the numerator of which is the number of days in such Performance Cycle from the first day of such Performance Cycle through the date of such Change in Control and the denominator of which is the total number of days in such Performance Cycle as originally established (rounded to the nearest whole number), and (ii) the number of Units granted to the Participant for such Performance Cycle as to which the Participant had vested prior to the date of the Change in Control.

6.4. Adjustment by Plan Administrator. The Plan Administrator may, to the extent permitted by applicable law, in its discretion, change from time to time the Performance Targets and vesting schedules with respect to nonvested Units to (a) include or exclude extraordinary or nonrecurring items, (b) reflect changes in prevailing competitive or general economic conditions, (c) adjust for changes in income tax laws and regulations or accounting rules, (d) reflect changes in the Company’s financial or corporate structure, as a result of a recapitalization merger, reorganization, acquisition or divestiture, and (e) reflect other appropriate major events.

6.5. Notice to Participants. The Senior Vice President, Law and Administration shall notify each Participant in writing of the grant of Units to him or her and the Performance Targets and vesting criteria applicable to such Units.

ARTICLE 7

PAYMENT OF VESTED PERFORMANCE SHARE UNITS

7.1. Entitlement to Payment. Each Unit which has vested shall entitle the Participant or his or her Beneficiary to receive from the Participant’s employer a lump sum payment in cash as soon as practicable following the applicable Valuation Date. Such payment shall, in the absence of an election to receive a deferred payment pursuant to the Burlington Resources 2005 Deferred Compensation Plan, be made as soon as practicable but in no event later than 21/2 months after the end of the calendar year in respect of which the Units become vested. The amount of such payment shall be determined by multiplying the number of vested Units by the Fair Market Value of a share of Common Stock on such Valuation Date. Notwithstanding the foregoing, however, a Participant may receive a deferred payment in lieu of all or a portion of a lump sum payment pursuant to an election under the Burlington Resources 2005 Deferred Compensation Plan.

7.2. Acceleration of Payment Due to Change in Control. Upon a Change in Control, (i) all current Performance Cycles shall immediately end, and (ii) each Participant’s employer (or the Company in the event that another employer does not promptly make payment) shall pay the Participant the Fair Market Value of his or her vested Units. This payment shall be made in a lump sum in lieu of any otherwise applicable form and time of payment under the Plan and shall be made within ten days after the Change in Control.

ARTICLE 8

GENERAL PROVISIONS

8.1. Unfunded Obligation. The amounts to be paid to Participants pursuant to this Plan are unfunded obligations. Neither the Company nor any Subsidiary is required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments including trust investments which the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or Memorandum Accounts shall not create or constitute a trust or a fiduciary relationship between the Compensation Committee, the Company, or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Beneficiary or his or her creditors in any assets of the Company or its Subsidiaries whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Plan.

8.2. Other Benefits. Grants, vesting, or payment of Performance Share Units shall not be considered as part of a Participant’s salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its Subsidiaries, or required by law or by contractual obligations of the Company or its Subsidiaries.

8.3. Beneficiary. The term “Beneficiary” shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant’s death. The designation shall be on a form provided by the Vice President, Human Resources and Administration executed by the Participant (with the consent of the Participant’s spouse, if required by the Vice President, Human Resources and Administration for reasons of community property or otherwise), and delivered to the Vice President, Human Resources and Administration. A Participant may change his or her Beneficiary designation at any time. If no Beneficiary is designated, if the designation is ineffective, or in the event the Beneficiary dies before the balance of the Memorandum Account is paid, the balance shall be paid to the Participant’s spouse or if there is no surviving spouse, to his or her lineal descendants, pro rata, or if there is no surviving spouse or lineal descendants, to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s Beneficiary shall be determined under applicable state law if such state law either preempts or does not recognize Beneficiary designations under plans of this sort.

8.4. Withholding of Taxes. Appropriate income and FICA tax withholdings shall be made from payments pursuant to this Plan and from other wages of Participants, as required under applicable law.

8.5. Nonassignment. The right of a Participant or Beneficiary to the payment of any compensation under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

8.6. No Right to Continued Employment or Future Grants. Nothing in the Plan shall be construed to confer upon any Participant any right to continued employment with the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of such Participant at any time without assigning any reasons therefor. The grant of a Unit to a Participant shall not give the Participant any right to subsequent grants of Units under the Plan.

8.7. Leaves of Absence. Leaves of absence for such periods and purpose conforming to the personnel policy of the Company, or of its Subsidiaries as applicable, shall not be deemed termination of employment.

8.8. Transfers. In the event a Participant is transferred from the Company to a Subsidiary, or vice versa, or is promoted or given different responsibilities, the Units granted to him or her prior to such date shall not be affected.

8.9. Shareholder Rights. The grant of a Unit shall not entitle a Participant or Beneficiary to any dividend, voting or other rights as a shareholder of the Company.

8.10. Termination and Amendment. The Board or the Compensation Committee may from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, no such action shall be allowed to impair the right of a Participant to receive payment with respect to Units that have vested as of such date without the consent or such Participant. If the Plan is suspended or terminated, the Board may reinstate any or all of its provisions.

8.11. Applicable Law. The Plan shall be construed and governed in accordance with the laws of the State of Texas, except that it shall be construed and governed in accordance with applicable federal law in the event that such federal law preempts state law.

8.12. Compliance with Securities Laws. It is the intention of the Company that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall be operated in compliance with Section 16(b) of the Exchange Act and, if any Plan provision or transaction is found not to comply with Section 16(b), that provision or transaction, as the case may be, shall be deemed null and void ab initio. Notwithstanding anything in the Plan to the contrary, the Board or the Compensation Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition any provision of the Plan to Participants who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

8.13. Compliance with Section 409A of the Code. It is intended that the grant, vesting and payment of Performance Share Units shall not result in a deferral of compensation under Section 409A of the Code and the Treasury guidance promulgated thereunder. If, however, it is determined that the Plan is or may be subject to Section 409A of the Code and any provision of the Plan could be construed in form or operation not to comply with Section 409A and the Treasury guidance promulgated thereunder, such provision shall be interpreted and construed (and, if necessary, reformed through formal plan amendments) to comply with Section 409A and the Treasury guidance promulgated thereunder, and no consent of a Participant or Beneficiary shall be necessary to give effect to such interpretation, construction or amendment.